    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 28, 1998


                                                      REGISTRATION NO. 333-38579
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------
                                 POST-EFFECTIVE

                                AMENDMENT NO. 2

                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                             i2 TECHNOLOGIES, INC.

             (Exact Name of Registrant as Specified in Its Charter)

             DELAWARE                             7372                            75-2294945
   (State or other jurisdiction       (Primary Standard Industrial             (I.R.S. Employer
of Incorporation or organization)     Classification Code Number)           Identification Number)

                      909 E. LAS COLINAS BLVD., 16TH FLOOR
                              IRVING, TEXAS 75039
                                 (214) 860-6000
              (Address, including zip code, and telephone number,
     including area code, of the registrant's principal executive offices)
                             ---------------------

                                 DAVID F. CARY
                   VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                             i2 TECHNOLOGIES, INC.
                      909 E. LAS COLINAS BLVD., 16TH FLOOR
                              IRVING, TEXAS 75039
                                 (214) 860-6000
                            TELECOPY: (214) 860-6373
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   COPIES TO:

             CARMELO M. GORDIAN, P.C.                             KENNETH M. SIEGEL, ESQ.
               S. MICHAEL DUNN, P.C.                             N. ANTHONY JEFFRIES, ESQ.
              RONALD G. SKLOSS, ESQ.                         WILSON SONSINI GOODRICH & ROSATI,
          BROBECK, PHLEGER & HARRISON LLP                        PROFESSIONAL CORPORATION
          301 CONGRESS AVENUE, SUITE 1200                           650 PAGE MILL ROAD
                AUSTIN, TEXAS 78701                             PALO ALTO, CALIFORNIA 94304
                  (512) 477-5495                                      (650) 493-9300
             TELECOPY: (512) 477-5813                            TELECOPY: (650) 493-6811

                             ---------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

================================================================================

                                EXPLANATORY NOTE



     This Post-Effective Amendment No. 2 is filed for the purpose of removing from registration (i) the 750,000 shares of Common Stock previously indicated as issuable upon the exercise of an over-allotment option granted to the Underwriters (which over-allotment option was not exercised) and (ii) 2,000,000 shares of Common Stock previously indicated as issuable under the concurrent United States and international offerings (which offerings were reduced from a total of 5,000,000 shares of Common Stock to a total of 3,000,000 shares of Common Stock).

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

     All capitalized terms used and not defined in Part II of this Registration Statement shall have the meaning assigned to them in the Prospectus which forms a part of this Registration Statement.

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the sale of Common Stock being registered. All amounts are estimates except the Commission registration fee and the NASD filing fees.

Commission registration fee.................................  $ 85,053
NASD Filing fee.............................................    28,568
Nasdaq National Market listing fee..........................    17,500
Printing expenses...........................................   150,000
Legal fees and expenses.....................................    50,000
Accounting fees and expenses................................    50,000
Miscellaneous...............................................    18,879
                                                              --------
          Total.............................................  $400,000
                                                              ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any such action, suit or proceeding referred to in subsections (a) and (b) of
Section 145 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that the indemnification provided for by Section 145 shall not be deemed exclusive of any other rights which the indemnified party may be entitled; that indemnification provided by

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

Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

     Section 102(b)(7) of the General Corporation Law or the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of the director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     Article Eleventh of the registrant's Charter provides that, to the fullest extent permitted by the Delaware General Corporation Law as the same exists or as it may hereafter be amended, no director of the registrant shall be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

     Section 6.1 of the registrant's Bylaws further provides that the registrant shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, indemnify each of its directors and officers against expenses (including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the registrant.

     The registrant has entered into indemnification agreements with each of its directors and executive officers.

     The registrant maintains officers' and directors' liability insurance.

ITEM 16. EXHIBITS.

      NO.                                  DESCRIPTION
      ---                                  -----------
       1.1*        -- Form of U.S. Underwriting Agreement.
       1.2*        -- Form of International Underwriting Agreement.
       4.1         -- Specimen certificate representing shares of Common Stock
                       (filed as Exhibit 4.1 to the registrant's Registration
                       Statement on Form S-1 (Reg. No. 333-1752) and
                       incorporated herein by reference).
       5.1*        -- Opinion of Brobeck, Phleger & Harrison LLP.
      23.1*        -- Consent of Ernst & Young LLP.
      23.2*        -- Consent of Brobeck, Phleger & Harrison LLP (included in the Opinion filed as Exhibit 5.1).
      24.1*        -- A power of attorney pursuant to which amendments to this
                       Registration Statement may be filed (included on the
                       signature page contained in Part II of this Registration
                       Statement).

---------------

* Previously filed.

ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the Delaware General Corporation Law, the Charter or the Bylaws of the registrant, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on this 28th day of January, 1998.


                                            i2 TECHNOLOGIES, INC.

                                            By:     /s/ DAVID F. CARY
                                              ----------------------------------
                                                        David F. Cary
                                              Vice President and Chief Financial
                                                            Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


                        NAME                                       TITLE                    DATE
                        ----                                       -----                    ----

                  SANJIV S. SIDHU*                       Chairman of the Board and    January 28, 1998
-----------------------------------------------------     Chief Executive Officer
                   Sanjiv S. Sidhu                     (Principal executive officer)

                  KANNA N. SHARMA*                      Vice Chairman of the Board,   January 28, 1998
-----------------------------------------------------  Executive Vice President and
                   Kanna N. Sharma                               Secretary

                 SANDEEP R. TUNGARE*                      Director and President,     January 28, 1998
-----------------------------------------------------        Demand Management
                 Sandeep R. Tungare

                  /s/ DAVID F. CARY                      Vice President and Chief     January 28, 1998
-----------------------------------------------------  Financial Officer (Principal
                    David F. Cary                        financial and accounting
                                                                 officer)

                   HARVEY B. CASH*                               Director             January 28, 1998
-----------------------------------------------------
                   Harvey B. Cash

                 THOMAS J. MEREDITH*                             Director             January 28, 1998
-----------------------------------------------------
                 Thomas J. Meredith

               *By: /s/ DAVID F. CARY
  ------------------------------------------------
                    David F. Cary
                  Attorney-in-Fact


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